Exhibit 99.1

LinkedIn Announces Third Quarter 2013 Financial Results

MOUNTAIN VIEW, Calif., October 29, 2013 -- LinkedIn Corporation (NYSE: LNKD), the world's largest professional network on the Internet, with more than 259 million members, reported its financial results for the third quarter of 2013:

•	Revenue for the third quarter was $393.0 million, an increase of 56% compared to $252.0 million in the third quarter of 2012.

•
Net loss for the third quarter was $3.4 million, compared to net income of $2.3 million for the third quarter of 2012. Non-GAAP net income for the third quarter was $46.8 million, compared to $25.1 million for the third quarter of 2012. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets.

•	Adjusted EBITDA for the third quarter was $92.8 million, or 24% of revenue, compared to $56.0 million for the third quarter of 2012, or 22% of revenue.

•	GAAP diluted EPS for the third quarter was $(0.03); Non-GAAP diluted EPS for the third quarter was $0.39.

“Increased member growth and engagement helped drive strong financial results in the third quarter,” said Jeff Weiner, CEO of LinkedIn. “We continue to deliver value to professionals through investment in core products and strategic initiatives such as mobile, students, and the professional publishing platform.”

Third Quarter Financial Details and Operating Summary

•
Talent Solutions: Revenue from Talent Solutions products totaled $224.7 million, an increase of 62% compared to the third quarter of 2012. Talent Solutions revenue represented 57% of total revenue in the third quarter of 2013, compared to 55% in the third quarter of 2012.

•
Marketing Solutions: Revenue from Marketing Solutions products totaled $88.5 million, an increase of 38% compared to the third quarter of 2012. Marketing Solutions revenue represented 23% of total revenue in the third quarter of 2013, compared to 25% in the third quarter of 2012.

•
Premium Subscriptions: Revenue from Premium Subscriptions products totaled $79.8 million, an increase of 61% compared to the third quarter of 2012. Premium Subscriptions represented 20% of total revenue in the third quarter of 2013 and 2012.

Revenue from the U.S. totaled $245.3 million, and represented 62% of total revenue in the third quarter of 2013. Revenue from international markets totaled $147.7 million, and represented 38% of total revenue in the third quarter of 2013.

Revenue from the field sales channel totaled $227.6 million, and represented 58% of total revenue in the third quarter of 2013. Revenue from the online, direct sales channel totaled $165.4 million, and represented 42% of total revenue in the third quarter of 2013.

GAAP net loss for the third quarter was $3.4 million, compared to net income of $2.3 million for the third quarter of 2012. Non-GAAP net income for the third quarter was $46.8 million, compared to $25.1 million in the third quarter of 2012.

Adjusted EBITDA for the third quarter was $92.8 million, or 24% of revenue, compared to $56.0 million for the third quarter of 2012, or 22% of revenue.

GAAP diluted EPS was $(0.03) for the third quarter based on 113.9 million fully-diluted weighted shares outstanding compared to $0.02 for the third quarter of 2012 based on 113.6 million fully-diluted weighted shares outstanding. Non-GAAP diluted EPS was $0.39 for the third quarter based on 119.2 million fully-diluted weighted shares outstanding compared to $0.22 for the third quarter of 2012 based on 113.6 million fully-diluted weighted shares outstanding.

Also, LinkedIn closed a follow-on offering, selling a total of 6,188,340 shares of Class A common stock. In return, LinkedIn received total cash proceeds of $1,348.4 million, net of underwriting discounts, commissions, and other costs associated with this offering.

“Strong execution in the third quarter across engineering, product, and monetization platforms yielded solid growth and record levels of adjusted EBITDA and operating cash flow,” said Steve Sordello, LinkedIn CFO. “We continue to invest aggressively in our member experience and diverse revenue streams in order to realize the long-term potential of our vision.”

For additional information, please see the “Selected Company Metrics and Financials” page on LinkedIn's Investor Relations site.

Third Quarter Highlights and Strategic Announcements

In the third quarter of 2013:

•
LinkedIn membership surpassed 259 million members, as growth increased to 38% year-over-year, and members engaged at record levels across desktop and mobile devices. Strength was driven by investment in core products improving how members manage their identities, their networks, and consume and publish content.

•
LinkedIn launched University Pages, the first step in an initiative to make LinkedIn an indispensable resource for students. To date, over 1,500 University Pages have been created in more than 60 countries.

•	LinkedIn launched Sponsored Updates, its first mobile advertising product, to deliver relevant content to members from marketers in the LinkedIn desktop and mobile feed.

Additionally, in October, LinkedIn launched several new mobile products, including a re-imagined iPad app; Intro for iPhone, transforming the mobile email experience; a new Pulse app to deliver relevant news and insights with LinkedIn integration; and Recruiter Mobile for customers of the flagship Talent Solutions Recruiter product.

Business Outlook

LinkedIn is providing guidance for the fourth quarter and full year of 2013:

•
Q4 2013 Guidance: Revenue is expected to range between $415 million and $420 million. Adjusted EBITDA is expected to range between $98 million and $100 million. The company expects depreciation and amortization in the range of $43 million and $45 million, and stock-based compensation in the range of $55 million and $57 million.

•	Full Year 2013 Guidance: Revenue is revised upwards to approximately $1.5 billion. Adjusted EBITDA is also revised upwards to approximately $364 million. The company expects depreciation and amortization of approximately $136 million, and stock-based compensation of approximately $193 million.

Quarterly Conference Call

LinkedIn will host a webcast/conference call to discuss its third quarter 2013 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at
http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company's financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website.

Upcoming Events

Management will participate in upcoming financial Q&A discussions at industry events on November 5th and November 19th. LinkedIn will furnish a link to these events on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

Founded in 2003, LinkedIn connects the world's professionals to make them more productive and successful. With more than 259 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world's largest professional network on the Internet. The company has a diversified business model with revenue coming from Talent Solutions, Marketing Solutions and Premium Subscriptions products. Headquartered in Silicon Valley, LinkedIn has offices across the globe.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to competitors' operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-

GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors' operating results.

Income tax effect of non-GAAP adjustments. The company adjusts non-GAAP net income by including the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets. The company believes that the inclusion of the income tax effects provides additional transparency to the overall or “after tax” effects of excluding these items from non-GAAP net income.

Dilutive shares under the treasury stock method. During the third quarter of 2013, the company excluded certain potential common shares from its GAAP diluted shares because their effect would have been anti-dilutive. On a non-GAAP basis, these shares would have been dilutive. As a result, the company has included the impact of these shares in the calculation of its non-GAAP diluted net income per share under the treasury stock method.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for either other income (expense), net, or provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the company's control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income (loss) is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas, certain non-financial metrics, such as member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, depreciation and amortization and stock-based compensation for the fourth quarter of 2013 and the full fiscal year 2013. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: our limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features; security measures and the risk that they may not be sufficient to secure our member data adequately or that we are subject to attacks that degrade or deny the ability of members to access our solutions; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use our solutions; our core value of putting members first, which may conflict with the short-term interests of the business; privacy and changes in regulations in the United States, Europe or elsewhere, which could impact our ability to serve our members or curtail our monetization efforts; litigation and regulatory issues; increasing competition; our ability to manage our growth; our ability to recruit and retain our employees; the application of US and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; and the dual class structure of our common stock.

Further information on these and other factors that could affect the company's financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company's Annual Report on Form 10-K that was filed for the year ended December 31, 2012, and additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended September 30, 2013, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of the Investor Relations page of the company's website at
http://investors.linkedin.com/. All information provided in this release and in the attachments is as of October 29, 2013, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,396,292	$270,408
Short-term investments	875,993	479,141
Accounts receivable, net	208,956	203,607
Deferred commissions	28,507	30,232
Prepaid expenses	33,831	14,344
Other current assets	28,259	21,065
Total current assets	2,571,838	1,018,797
Property and equipment, net	336,656	186,677
Goodwill	150,831	115,214
Intangible assets, net	43,209	32,780
Other assets	41,744	28,862
TOTAL ASSETS	$3,144,278	$1,382,330
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$70,340	$53,559
Accrued liabilities	139,898	104,077
Deferred revenue	335,700	257,743
Total current liabilities	545,938	415,379
DEFERRED TAX LIABILITIES	15,861	27,717
OTHER LONG TERM LIABILITIES	51,347	30,810
Total liabilities	613,146	473,906
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Class A and Class B common stock	12	11
Additional paid-in capital	2,478,813	879,303
Accumulated other comprehensive income	470	260
Accumulated earnings	51,837	28,850
Total stockholders’ equity	2,531,132	908,424
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,144,278	$1,382,330

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net revenue	$392,960	$252,028	$1,081,326	$668,691
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	53,395	33,778	145,043	89,278
Sales and marketing	133,172	83,168	364,865	224,792
Product development	106,223	72,730	282,503	179,903
General and administrative	61,767	33,194	160,776	89,022
Depreciation and amortization	33,767	23,122	91,766	55,552
Total costs and expenses	388,324	245,992	1,044,953	638,547
Income from operations	4,636	6,036	36,373	30,144
Other income (expense), net	156	672	(404)	228
Income before income taxes	4,792	6,708	35,969	30,372
Provision for income taxes	8,155	4,406	12,982	20,270
Net income (loss)	$(3,363)	$2,302	$22,987	$10,102

Net income (loss) per share of common stock:
Basic	$(0.03)	$0.02	$0.21	$0.10
Diluted	$(0.03)	$0.02	$0.20	$0.09
Weighted-average shares used to compute net income (loss) per share:
Basic	113,940	106,304	111,552	104,241
Diluted	113,940	113,618	117,090	112,420

LINKEDIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
OPERATING ACTIVITIES:
Net income (loss)	$(3,363)	$2,302	$22,987	$10,102
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,767	23,122	91,766	55,552
Provision (benefit) for doubtful accounts and sales returns	568	145	3,521	(145)
Stock-based compensation	54,445	26,798	136,738	58,747
Excess income tax benefit from stock-based compensation	(10,188)	(2,888)	(27,747)	(13,255)
Changes in operating assets and liabilities:
Accounts receivable	(7,719)	(20,827)	(7,991)	(43,284)
Deferred commissions	1,236	150	1,779	(1,923)
Prepaid expenses and other assets	3,707	7,787	(14,139)	(12,487)
Accounts payable and other liabilities	49,591	30,474	70,406	57,290
Income taxes, net	(531)	3,486	(1,257)	17,970
Deferred revenue	4,513	17,054	77,957	69,249
Net cash provided by operating activities	126,026	87,603	354,020	197,816
INVESTING ACTIVITIES:
Purchases of property and equipment	(83,158)	(33,614)	(220,625)	(93,305)
Purchases of investments	(385,517)	(83,685)	(642,442)	(263,062)
Sales of investments	34,937	1,500	111,357	25,804
Maturities of investments	83,652	6,247	128,779	66,973
Payments for intangible assets and acquisitions, net of cash acquired	(8,756)	(9,055)	(15,303)	(56,955)
Changes in deposits and restricted cash	(1,355)	(418)	(4,898)	(3,120)
Net cash used in investing activities	(360,197)	(119,025)	(643,132)	(323,665)
FINANCING ACTIVITIES:
Proceeds from follow-on offering, net of offering costs	1,348,419	—	1,348,419	—
Proceeds from issuance of common stock from employee stock options	7,408	12,205	27,146	36,096
Proceeds from issuance of common stock from employee stock purchase plan	—	—	11,500	7,718
Excess income tax benefit from stock-based compensation	10,188	2,888	27,747	13,255
Other financing activities	(2)	(8)	811	(148)
Net cash provided by financing activities	1,366,013	15,085	1,415,623	56,921
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,780	814	(627)	733
CHANGE IN CASH AND CASH EQUIVALENTS	1,133,622	(15,523)	1,125,884	(68,195)
CASH AND CASH EQUIVALENTS—Beginning of period	262,670	286,376	270,408	339,048
CASH AND CASH EQUIVALENTS—End of period	$1,396,292	$270,853	$1,396,292	$270,853
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchases of property and equipment recorded in accounts payable and accrued liabilities	$24,196	$13,481	$24,196	$13,481
Offering costs not yet paid	$360	$—	$360	$—
Vesting of early exercised stock options	$216	$405	$763	$3,035
Issuance of Class A common stock and stock options for business combinations	$—	$—	$40,927	$72,461

LINKEDIN CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue by product:
Talent Solutions	$224,676	$138,433	$614,052	$362,585
Marketing Solutions	88,502	64,036	248,891	175,091
Premium Subscriptions	79,782	49,559	218,383	131,015
Total	$392,960	$252,028	$1,081,326	$668,691

Revenue by geographic region:
United States	$245,302	$162,377	$670,982	$430,479
Other Americas (1)	27,027	17,134	78,060	44,190
Total Americas	272,329	179,511	749,042	474,669
EMEA (2)	90,087	54,530	249,935	147,432
APAC (3)	30,544	17,987	82,349	46,590
Total	$392,960	$252,028	$1,081,326	$668,691

Revenue by channel:
Field sales	$227,588	$143,176	$620,786	$374,095
Online sales	165,372	108,852	460,540	294,596
Total	$392,960	$252,028	$1,081,326	$668,691
______________
(1) Canada, Latin America and South America
(2) Europe, the Middle East and Africa (“EMEA”)
(3) Asia-Pacific (“APAC”)

LINKEDIN CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Non-GAAP net income and net income per share:
GAAP net income (loss)	$(3,363)	$2,302	$22,987	$10,102
Add back: stock-based compensation	54,445	26,798	136,738	58,747
Add back: amortization of intangible assets	3,832	3,770	12,350	6,929
Income tax effect of non-GAAP adjustments	(8,120)	(7,732)	(28,422)	(15,655)
NON-GAAP NET INCOME	$46,794	$25,138	$143,653	$60,123

GAAP diluted shares	113,940	113,618	117,090	112,420
Add back: dilutive shares under the treasury stock method	5,248	—	—	—
NON-GAAP DILUTED SHARES	119,188	113,618	117,090	112,420

NON-GAAP DILUTED NET INCOME PER SHARE	$0.39	$0.22	$1.23	$0.53

Adjusted EBITDA:
Net income (loss)	$(3,363)	$2,302	$22,987	$10,102
Provision for income taxes	8,155	4,406	12,982	20,270
Other (income) expense, net	(156)	(672)	404	(228)
Depreciation and amortization	33,767	23,122	91,766	55,552
Stock-based compensation	54,445	26,798	136,738	58,747
ADJUSTED EBITDA	$92,848	$55,956	$264,877	$144,443